Exhibit (e)(1)

                        EATON VANCE INCOME FUND OF BOSTON

                              AMENDED AND RESTATED
                             DISTRIBUTION AGREEMENT
                             ----------------------


     AMENDED AND RESTATED AGREEMENT effective as of March 18, 2002 between EATON VANCE INCOME FUND OF BOSTON, a Massachusetts business trust having its principal place of business in Boston in the Commonwealth of Massachusetts, hereinafter called the "Fund", and EATON VANCE DISTRIBUTORS, INC., a Massachusetts corporation having its principal place of business in said Boston, hereinafter sometimes called the "Principal Underwriter". The Trustees of the Fund have established multiple classes of shares of the Fund, such classes having been designated Class A, Class B, Class C and Class I (the "Classes").

     IN CONSIDERATION of the mutual promises and undertakings herein contained, the parties hereto agree:

     1. The Fund grants to the Principal Underwriter the right to purchase all classes of shares of the Fund upon the terms hereinbelow set forth during the term of this Agreement. While this Agreement is in force, the Principal Underwriter agrees to use its best efforts to find purchasers for shares of the Fund.

     The Principal Underwriter shall have the right to buy from the Fund the shares needed, but not more than the shares needed (except for clerical errors and errors of transmission) to fill unconditional orders for shares of the Fund placed with the Principal Underwriter by financial service firms or investors as set forth in the current Prospectus relating to shares of the Fund. The price which the Principal Underwriter shall pay for Class A shares so purchased shall be the net asset value used in determining the public offering price on which such orders were based; the price for Class B, Class C and Class I shares so purchased shall be equal to the price paid by investors upon purchasing such shares. The Principal Underwriter shall notify Investors Bank & Trust Company, Custodian of the Fund ("IBT"), and PFPC, Inc., Transfer Agent of the Fund ("PFPC"), or a successor transfer agent, at the end of each business day, or as soon thereafter as the orders placed with it have been compiled, of the number of shares and the prices thereof which the Principal Underwriter is to purchase as principal for resale. The Principal Underwriter shall take down and pay for shares ordered from the Fund on or before the eleventh business day (excluding Saturdays) after the shares have been so ordered.

     The right granted to the Principal Underwriter to buy shares from the Fund shall be exclusive, except that said exclusive right shall not apply to shares issued in connection with the merger or consolidation of any other investment company or personal holding company with the Fund or the acquisition by purchase or otherwise of all (or substantially all) the assets or the outstanding shares of any such company, by the Fund; nor shall it apply to shares, if any, issued by the Fund in distribution of income or realized capital gains of the Fund payable in shares or in cash at the option of the shareholder.

     2. The shares may be resold by the Principal Underwriter to or through financial service firms having agreements with the Principal Underwriter, and to investors, upon the following terms and conditions.

     CLASS A SHARES. The public offering price, i.e., the price per Class A share at which the Principal Underwriter or financial service firm purchasing shares from the Principal Underwriter may sell shares to the public, shall be the public offering price as set forth in the current Prospectus relating to said Class A shares, but not to exceed the net asset value at which the Principal Underwriter is to purchase the Class A shares, plus a sales charge not to exceed 7.25% of the public offering price (the net asset value divided by ..9275). If the resulting public offering price does not come out to an even cent, the public offering price shall be adjusted to the nearer cent.

     The Principal Underwriter may also sell Class A shares at the net asset value at which the Principal Underwriter is to purchase such Class A shares, provided such sales are not inconsistent with the provisions of Section 22(d) of the Investment Company Act of 1940, as amended from time to time (the "1940 Act"), and the rules thereunder, including any applicable exemptive orders or administrative interpretations or "no-action" positions with respect thereto.

     CLASS B, CLASS C AND CLASS I SHARES. The public offering price, i.e., the price per Class B, Class C and Class I shares at which the Principal Underwriter or financial service firm purchasing shares from the Principal Underwriter may sell shares to the public, shall be equal to the net asset value at which the Principal Underwriter is to purchase the Class B, Class C and Class I shares.

     The net asset value of shares of each Class of the Fund shall be determined by the Fund or IBT, as the agent of the Fund, as of the close of regular trading on the New York Stock Exchange (the "Exchange") on each business day on which said Exchange is open, or as of such other time on each such business day as may be determined by the Trustees of the Fund, in accordance with the methodology and procedures for calculating such net asset value authorized by the Trustees. The Fund may also cause the net asset value to be determined in substantially the same manner or estimated in such manner and as of such other time or times as may from time to time be agreed upon by the Fund and Principal Underwriter. The Fund will notify the Principal Underwriter each time the net asset value of a Class of shares is determined and when such value is so determined it shall be applicable to transactions as set forth in the current Prospectus(es) and Statement(s) of Additional Information (hereafter the "Prospectus") relating to the Fund's shares.

     No Class of shares of the Fund shall be sold by the Fund during any period when the determination of that Class's net asset value is suspended pursuant to the Declaration of Trust, except to the Principal Underwriter, in the manner and upon the terms above set forth to cover contracts of sale made by the Principal Underwriter with its customers prior to any such suspension, and except as provided in paragraph 1 hereof. The Fund shall also have the right to suspend the sale of any Class of shares if in the judgment of the Fund conditions obtaining at any time render such action advisable. The Principal Underwriter shall have the right to suspend sales at any time, to refuse to accept or confirm any order from an investor or financial service firm, or to accept or confirm any such order in part only, if in the judgment of the Principal Underwriter such action is in the best interests of the Fund.

     3. The Fund covenants and agrees that it will, from time to time, but subject to the necessary approval of the Fund's shareholders, take such steps as may be necessary to register the Fund's shares under the federal Securities Act of 1933, as amended from time to time (the "1933 Act"), to the end that there will be available for sale such number of shares as the Principal Underwriter may reasonably be expected to sell. The Fund covenants and agrees to indemnify and hold harmless the Principal Underwriter and each person, if any, who controls the Principal Underwriter within the meaning of Section 15 of the 1933 Act against any loss, liability, claim, damages or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damages or expense and reasonable counsel fees incurred in connection therewith), arising by reason of any person acquiring any shares of the Fund, which may be based upon the 1933 Act or on any other statute or at common law, on the ground that the Registration Statement or Prospectus, as from time to time amended and supplemented, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, unless such statement or omission was made in reliance upon, and in conformity with, information furnished in writing to the Fund in connection therewith by or on behalf of the Principal Underwriter; provided, however, that in no case (i) is the indemnity of the Fund in favor of the Principal Underwriter and any such controlling person to be deemed to protect such Principal Underwriter or any such controlling person against any liability to the Fund or its security holders to which such Principal Underwriter or any such controlling person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement, or (ii) is the Fund to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against the Principal Underwriter or any such controlling person unless the Principal Underwriter or any such controlling person, as the case may be, shall have notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Principal Underwriter or such controlling person (or after such Principal Underwriter or such controlling person shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve it from any liability which the Fund may have to the person against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph. The Fund shall be entitled to participate, at the expense of the Fund, in the defense, or, if the Fund so elects, to assume the defense of any suit brought to enforce any such liability, but if the Fund elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the Principal Underwriter or controlling person or persons, defendant or defendants in the suit. In the event the Fund elects to assume the defense of any such suit and retains such counsel, the Principal Underwriter or controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them, but, in case the Fund does not elect to assume the defense of any such suit, the Fund shall reimburse the Principal Underwriter or controlling person or persons, defendant or defendants in the suit, for the reasonable fees and expenses of any counsel retained by them. The Fund agrees promptly to notify the Principal Underwriter of the commencement of any litigation or proceedings against it or any of its officers or Trustees in connection with the issuance or sale of any of the Fund's shares.

     4. The Principal Underwriter covenants and agrees that, in selling the shares of the Fund, it will use its best efforts in all respects duly to conform with the requirements of all state and federal laws relating to the sale of such shares, and will indemnify and hold harmless the Fund and each of its Trustees and officers and each person, if any, who controls the Fund within the meaning of Section 15 of the 1933 Act, against any loss, liability, damages, claim or expense (including the reasonable cost of investigating or defending any alleged loss, liability, damages, claim or expense and reasonable counsel fees incurred in connection therewith), arising by reason of any person acquiring any shares of the Fund, which may be based upon the 1933 Act or any other statute or at common law, on account of any wrongful act of the Principal Underwriter or any of its employees (including any failure to conform with any requirement of any state or federal law relating to the sale of such shares) or on the ground that the Registration Statement or Prospectus, as from time to time amended and supplemented, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, insofar as any such statement or omission was made in reliance upon, and in conformity with information furnished in writing to the Fund in connection therewith by or on behalf of the Principal Underwriter, provided, however, that in no case (i) is the indemnity of the Principal Underwriter in favor of any person indemnified to be deemed to protect the Fund or any such person against any liability to which the Fund or any such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its or his duties or by reason of its or his reckless disregard of its obligations and duties under this Agreement, or
(ii) is the Principal Underwriter to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against the Fund or any person indemnified unless the Fund or such person, as the case may be, shall have notified the Principal Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Fund or upon such person (or after the Fund or such person shall have received notice of such service on any designated agent), but failure to notify the Principal Underwriter of any such claim shall not relieve it from any liability which it may have to the Fund or any person against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph. The Principal Underwriter shall be entitled to participate, at its own expense, in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but if the Principal Underwriter elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the Fund, or to its officers or Trustees, or to any controlling person or persons, defendant or defendants in the suit. In the event that the Principal Underwriter elects to assume the defense of any such suit and retains such counsel, the Fund or such officers or Trustees or controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them or the Fund, but, in case the Principal Underwriter does not elect to assume the defense of any such suit, it shall reimburse the Fund, any such officers and Trustees or controlling person or persons, defendant or defendants in such suit, for the reasonable fees and expenses of any counsel retained by them or the Fund. The Principal Underwriter agrees promptly to notify the Fund of the commencement of any litigation or proceedings against it in connection with the issue and sale of any of the Fund's shares.

     Neither the Principal Underwriter nor any financial service firm nor any other person is authorized by the Fund to give any information or to make any representations, other than those contained in the Registration Statement or Prospectus filed with the Securities and Exchange Commission (the "Commission") under the 1933 Act, (as said Registration Statement and Prospectus may be amended or supplemented from time to time), covering the shares of the Fund. Neither the Principal Underwriter nor any financial service firm nor any other person is authorized to act as agent for the Fund in connection with the offering or sale of shares of the Fund to the public or otherwise. All such sales made by the Principal Underwriter shall be made by it as principal, for its own account. The Principal Underwriter may, however, act as agent in connection with the repurchase of shares as provided in paragraph 6 below, or in connection with "exchanges" between investment companies for which the Principal Underwriter (or an affiliate thereof) acts as principal underwriter or investment adviser.

     5(a). The Fund will pay, or cause to be paid (by one or more classes) -

           (i) all the costs and expenses of the Fund, including fees and disbursements of its counsel, in connection with the preparation and filing of any required Registration Statement and/or Prospectus under the 1933 Act, or the 1940 Act, covering its shares and all amendments and supplements thereto, and preparing and mailing periodic reports to shareholders (including the expense of setting up in type any such Registration Statement, Prospectus or periodic report);

           (ii) the cost of preparing temporary and permanent share certificates (if any) for shares of the Fund;

           (iii)   the  cost  and  expenses  of  delivering  to   the  Principal
Underwriter at its office in Boston, Massachusetts, all shares of the Fund purchased by it as principal hereunder;

           (iv) all the federal and state (if any) issue and/or transfer taxes payable upon the issue by or (in the case of treasury shares) transfer from the Fund to the Principal Underwriter of any and all shares of the Fund purchased by the Principal Underwriter hereunder;

           (v) the fees, costs and expenses of the registration or qualification of shares for sale in the various states, territories or other jurisdictions (including without limitation the registering or qualifying the Fund as a broker or dealer or any officer of the Fund as agent or salesman in any state, territory or other jurisdiction); and

           (vi) all payments to be made pursuant to any written plan approved in accordance with Rule 12b-1 under the 1940 Act or any written service plan.

     (b) The Principal Underwriter agrees that, after the Prospectus (other than to existing shareholders of the Fund) and periodic reports have been set up in type, it will bear the expense of printing and distributing any copies thereof which are to be used in connection with the offering of shares of the Fund to financial service firms or investors. The Principal Underwriter further agrees that it will bear the expenses of preparing, printing and distributing any other literature used by the Principal Underwriter or furnished by it for use by financial service firms in connection with the offering of the shares of the Fund for sale to the public and any expenses of advertising in connection with such offering.

     (c) In addition, the Fund agrees, in accordance with the Fund's Distribution Plans (the "Plans"), adopted pursuant to Rule 12b-1 under the 1940 Act with respect to Class B and Class C shares, to make certain payments as follows. The Principal Underwriter shall be entitled to be paid by the Fund a sales commission equal to 6.25% of the price received by the Fund for each sale of Class B and Class C shares (excluding in each case the reinvestment of dividends and distributions) unless otherwise noted on Schedule A hereto, such payment to be made out of Class B and Class C assets as applicable and in the manner set forth in this paragraph 5. The Principal Underwriter shall also be entitled to be paid by the Fund a separate distribution fee (calculated in accordance with paragraph 5(d)) out of the relevant Class' assets, such payment to be made in the manner set forth and subject to the terms of this paragraph 5.

     (d) The sales commissions and distribution fees referred to in paragraph 5(c) shall be accrued and paid by the Fund in the following manner. Each of Class B and Class C shall accrue daily an amount calculated at the rate of .75% per annum of its daily net assets, which net assets shall be computed as described in paragraph 2. The daily amounts so accrued throughout the month shall be paid to the Principal Underwriter on the last day of each month. The amount of such daily accrual, as so calculated, shall first be applied and charged to all unpaid sales commissions, and the balance, if any, shall then be applied and charged to all unpaid distribution fees. No amount shall be accrued with respect to any day on which there exist no outstanding uncovered distribution charges of the Principal Underwriter due from the relevant Class. The amount of such uncovered distribution charges shall be calculated daily. For purposes of this calculation, distribution charges of the Principal Underwriter shall include (a) the aggregate of all sales commissions which the Principal Underwriter has been paid pursuant to this paragraph (d) plus all sales commissions which it is entitled to be paid pursuant to paragraph 5(c) through and including the day next preceding the date of calculation, and (b) an amount equal to the aggregate of all distribution fees referred to below which the Principal Underwriter has been paid pursuant to this paragraph (d) plus all such fees which it is entitled to be paid pursuant to paragraph 5(c) through and including the day next preceding the date of calculation. From this sum (distribution charges) there shall be subtracted (i) the aggregate amount paid or payable to the Principal Underwriter pursuant to this paragraph (d) through and including the day next preceding the date of calculation and (ii) the aggregate amount of all contingent deferred sales charges paid or payable to the Principal Underwriter through and including the day next preceding the date of calculation. If the result of such subtraction is a positive amount, a distribution fee [computed at the rate of 1% per annum above the prime rate (being the base rate on corporate loans posted by at least 75% of the nation's 30 largest banks) then being reported in the Eastern Edition of The Wall Street Journal or if such prime rate is not so reported such other rate as may be designated from time to time by vote or other action of a majority of (i) those Trustees of the Fund who are not "interested persons" of the Fund (as defined in the 1940 Act) and have no direct or indirect financial interest in the operation of the Plan or any agreements related to it (the "Rule 12b-1 Trustees") and (ii) all of the Trustees then in office] shall be computed on such amount and added to such amount, with the resulting sum constituting the amount of outstanding uncovered distribution charges of the Principal Underwriter due from a Class with respect to such day for all purposes of this Agreement. If the result of such subtraction is a negative amount, there shall exist no outstanding uncovered distribution charges of the Principal Underwriter due from that Class with respect to such day and no amount shall be accrued or paid to the Principal Underwriter with respect to such day. The aggregate amounts accrued and paid pursuant to this paragraph (d) during any fiscal year of the Fund shall not exceed .75% of the average daily net assets of a Class for such year. The term "Principal Underwriter" as used in this paragraph (d) shall include the current Principal Underwriter's predecessor, a Massachusetts corporation called Eaton Vance Distributors, Inc.

     (e) The Principal Underwriter shall be entitled to receive all contingent deferred sales charges paid or payable with respect to any day on which there exist outstanding uncovered distribution charges due from a Class of the Principal Underwriter. Each Class B and Class C shall be entitled to receive all remaining contingent deferred sales charges paid or payable by its shareholders with respect to any day on which there exist no outstanding uncovered distribution charges of the Principal Underwriter due from that Class, provided that no such sales charge which would cause the Fund to exceed the maximum applicable cap imposed thereon by paragraph (2) of subsection (d) of Rule 2830 of the Conduct Rules of the National Association of Securities Dealers, Inc. shall be imposed.

     (f) The Principal Underwriter shall be entitled to receive all contingent deferred sales charges imposed in accordance with the Prospectus on early redemption of Class A shares.

     (g) The persons authorized to direct the disposition of monies paid or payable by the Fund pursuant to the Plan or this Agreement shall be the President or any Vice President or the Treasurer of the Fund. Such persons shall provide to the Fund's Trustees and the Trustees shall review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.

     (h) In addition to the payments to the Principal Underwriter provided for in paragraph 5(d), the Fund may make payments from the assets of each Class of service fees to the Principal Underwriter, financial service firms and other persons. The aggregate of such payments during any fiscal year of the Fund shall not exceed .25% of a Class' average daily net assets for such year.

     6. The Fund hereby authorizes the Principal Underwriter to repurchase, upon the terms and conditions set forth in written instructions given by the Fund to the Principal Underwriter from time to time, as agent of the Fund and for its account, such shares of the Fund as may be offered for sale to the Fund from time to time.

     (a) The Principal Underwriter shall notify in writing IBT and PFPC at the end of each business day, or as soon thereafter as the repurchases in each pricing period have been compiled, of the number of shares of each Class repurchased for the account of the Fund since the last previous report, together with the prices at which such repurchases were made, and upon the request of any officer or Trustee of the Fund shall furnish similar information with respect to all repurchases made up to the time of the request on any day.

     (b) The Fund reserves the right to suspend or revoke the foregoing authorization at any time; unless otherwise stated, any such suspension or revocation shall be effective forthwith upon receipt of notice thereof by an officer of the Principal Underwriter, by telegraph or by written instrument from an officer of the Fund duly authorized by its Trustees. In the event that the authorization of the Principal Underwriter is, by the terms of such notice, suspended for more than twenty-four hours or until further notice, the authorization given by this paragraph 6 shall not be revived except by action of a majority of the Trustees of the Fund.

     (c) The Principal Underwriter shall have the right to terminate the operation of this paragraph 6 upon giving to the Fund thirty (30) days' written notice thereof.

     (d) The Fund agrees to authorize and direct IBT to pay, for the account of the Fund, the purchase price of any shares so repurchased against delivery of the certificates in proper form for transfer to the Fund or for cancellation by the Fund.

     (e) The Principal Underwriter shall receive no commission in respect of any repurchase of shares under the foregoing authorization and appointment as agent, except for any sales commission, distribution fee or contingent deferred sales charges payable under paragraph 5.

     (f) The Fund agrees that the Fund will reimburse the Principal Underwriter, from time to time on demand, for any reasonable expenses incurred in connection with the repurchase of shares of the Fund pursuant to this paragraph 6.

     7. If, at any time during the existence of this Agreement, the Fund shall deem it necessary or advisable in the best interests of the Fund that any amendment of this Agreement be made in order to comply with the recommendations or requirements of the Commission or other governmental authority or to obtain any advantage under Massachusetts or federal tax laws, and shall notify the Principal Underwriter of the form of amendment which it deems necessary or advisable and the reasons therefor, and, if the Principal Underwriter declines to assent to such amendment, the Fund may terminate this Agreement forthwith by written notice to the Principal Underwriter. If, at any time during the existence of its agreement upon request by the Principal Underwriter, the Fund fails (after a reasonable time) to make any changes in its Declaration of Trust, as amended, or in its methods of doing business which are necessary in order to comply with any requirement of federal law or regulations of the Commission or of a national securities association of which the Principal Underwriter is or may be a member, relating to the sale of the shares of the Fund, the Principal Underwriter may terminate this Agreement forthwith by written notice to the Fund.

     8(a). The Principal Underwriter is a corporation in the United States organized under the laws of Massachusetts and holding membership in the National Association of Securities Dealers, Inc., a securities association registered under Section 15A of the Securities Exchange Act of 1934, as amended from time to time, and during the life of this Agreement will continue to be so resident in the United States, so organized and a member in good standing of said Association. The Principal Underwriter covenants that it and its officers and directors will comply with the Fund's Declaration of Trust and By-Laws, and the 1940 Act and the rules promulgated thereunder, insofar as they are applicable to the Principal Underwriter.

     (b) The Principal Underwriter shall maintain in the United States and preserve therein for such period or periods as the Commission shall prescribe by rules and regulations applicable to it as Principal Underwriter of an open-end investment company registered under the 1940 Act such accounts, books and other documents as are necessary or appropriate to record its transactions with the Fund. Such accounts, books and other documents shall be subject at any time and from time to time to such reasonable periodic, special and other examinations by the Commission or any member or representative thereof as the Commission may prescribe. The Principal Underwriter shall furnish to the Commission within such reasonable time as the Commission may prescribe copies of or extracts from such records which may be prepared without effort, expense or delay as the Commission may by order require.

     9. This Agreement shall continue in force indefinitely until terminated as in this Agreement above provided, except that:

     (a) this Agreement shall remain in effect through and including April 28, 2003, and shall continue in full force and effect indefinitely thereafter, but only so long as such continuance after April 28, 2003 is specifically approved at least annually (i) by the vote of a majority of the Rule 12b-1 Trustees cast in person at a meeting called for the purpose of voting on such approval, and
(ii) by the Trustees of the Fund or by vote of a majority of the outstanding voting securities of the Fund;

     (b) this Agreement may be terminated with respect to a Class with a 12b-1 plan at any time by vote of a majority of the Rule 12b-1 Trustees or by vote of a majority of the outstanding voting securities of the Class on not more than sixty (60) days' notice to the Principal Underwriter. The Principal Underwriter shall be entitled to receive all contingent deferred sales charges paid or payable from such class with respect to any day subsequent to such termination;

     (c) either party shall have the right to terminate this Agreement with respect to any Class on six (6) months' written notice thereof given in writing to the other;

     (d) the Fund shall have the right to terminate this Agreement forthwith in the event that it shall have been established by a court of competent jurisdiction that the Principal Underwriter or any director or officer of the Principal Underwriter has taken any action which results in a breach of the covenants set out in paragraph 9 hereof; and

     (e) if this Agreement is terminated with respect of any Class it shall not terminate the Agreement with respect to any other Class.

     10. In the event of the assignment of this Agreement by the Principal Underwriter, this Agreement shall automatically terminate.

     11. Any notice under this Agreement shall be in writing, addressed and delivered, or mailed postage paid, to the other party, at such address as such other party may designate for the receipt of such notices. Until further notice to the other party, it is agreed that the record address of the Fund and that of the Principal Underwriter, shall be The Eaton Vance Building, 255 State Street, Boston, Massachusetts 02109.

     12. The services of the Principal Underwriter to the Fund hereunder are not to be deemed to be exclusive, the Principal Underwriter being free to (a) render similar service to, and to act as principal underwriter in connection with the distribution of shares of other series of the Fund or other investment companies, and (b) engage in other business and activities from time to time.

     13. The terms "vote of a majority of the outstanding voting securities," "assignment" and "interested persons," when used herein, shall have the respective meanings specified in the 1940 Act, subject, however, to such exemptions as may be granted by the Commission by any rule, regulation or order.

     14. The Principal Underwriter expressly acknowledges the provision in the Fund's Declaration of Trust limiting the personal liability of the shareholders of the Fund and the Trustees of the Fund. The Principal Underwriter hereby agrees that it shall have recourse only to the assets of the Fund or relevant Class thereof for payment of claims or obligations as between the Fund and the Principal Underwriter arising out of this Agreement and shall not seek satisfaction from any shareholders or from the Trustees. No Class shall not be responsible for obligations of any other class of the Fund.

     15. This Agreement, as amended and restated, shall be deemed to replace and be substituted for the distribution agreement between the Fund and its prior principal underwriter, Eaton Vance Distributors, Inc., a separate Massachusetts corporation that previously served as principal underwriter of the Fund. This Agreement shall be effective with respect to additional Classes of shares on the date that Fund begins offering shares of that Class.

     IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the 18th day of March, 2002.

                                      EATON VANCE INCOME FUND OF BOSTON



                                      By  /s/ James B. Hawkes
                                          -------------------------------
                                             President



                                      EATON VANCE DISTRIBUTORS, INC.



                                      By  /s/ Alan R. Dynner
                                          -------------------------------
                                             Vice President

                                   SCHEDULE A

                        EATON VANCE INCOME FUND OF BOSTON
                             DISTRIBUTION AGREEMENT



                                                                Sales
                                                            Commissions on
       Name of Fund Adopting this Agreement                 Class B Shares
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                                      A-1